UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2016, Carmike Cinemas, Inc. (the “Company”) held its annual meeting of stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.

Proposal One: Votes regarding the election of seven directors to serve for the ensuing year or until their successors are duly elected and have qualified were as follows:

Name	For	Withheld	Broker Non- Votes
Roland C. Smith	13,749,031	4,262,499	1,982,197
Mark R. Bell	13,592,472	4,419,058	1,982,197
Jeffrey W. Berkman	13,598,743	4,412,787	1,982,197
Sean T. Erwin	13,594,372	4,417,158	1,982,197
James A. Fleming	13,755,737	4,255,793	1,982,197
S. David Passman III	13,840,502	4,171,028	1,982,197
Patricia A. Wilson	12,030,263	5,981,267	1,982,197

Proposal Two: Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2016 were as follows:

For	Against	Abstentions	Broker Non- Votes
19,533,505	147,665	312,556	N/A

Proposal Three: Votes on the advisory vote to approve executive compensation were as follows:

For	Against	Abstentions	Broker Non- Votes
17,214,199	663,783	133,548	1,982,197

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 27, 2016	By:	/s/ Richard B. Hare
Richard B. Hare
Senior Vice President—Finance, Treasurer and Chief Financial Officer